Exhibit 10.79c
April 16, 2007
Via Certified Mail — Return Receipt Request
Mr. Fred Tomarchio
F&J Properties, Inc.
P.O. Box 55
Glenelg, MD 21737

RE:	Lease Agreement dated January 1, 1998 by and between F&J Properties, nc. (“Landlord”) and Monro Muffler Brake, Inc., as successor in interest to Mr. Tire, Inc. (“Tenant”) for premises situate at 5910 Liberty Road, Baltimore, MD [MMB #750]
Please accept this letter as Monro Muffler Brake, Inc.’s official notification of our intent to renew said lease agreement for the ten-year renewal period commencing on January 1, 2008 and expiring December 31, 2017. The rent for said renewal shall be increased annually by 1% as shown below.

1/1/2008 — 12/31/2008	$5,426.01
1/1/2009 — 12/31/2009	$5,480.27
1/1/2010 — 12/31/2010	$5,535.08
1/1/2011 — 12/31/2011	$5,590.43
1/1/2012 — 12/31/2012	$5,646.33
1/1/2013 — 12/31/2013	$5,702.79
1/1/2014 — 12/31/2014	$5,759.82
1/1/2015 — 12/31/2015	$5,817.42
1/1/2016 — 12/31/2016	$5,875.59
1/1/2017 — 12/31/2017	$5,934.35
Tenant shall have one ten-year renewal option remaining.
Please do not hesitate to contact me at 800-876-6676 ext. 3384 if you have any questions relative to the renewal.
Yours truly,
/s/ Thomas M. Aspenleiter
      VP Real Estate

TMA:mc